                                                                    Exhibit 12.2



                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES PLUS PREFERRED

               STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)




                                                                              Year Ended December 31,
                                                    -----------------------------------------------------------------------------
             (Dollars in Thousands)                   1996                1997                 1998         1999          2000
                                                    -------- -----------------------------   --------      -------      ---------
                                                             Jan. 1-Nov. 7  Nov. 8-Dec. 31
                                                             -------------  --------------
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............    $116,553      $ 95,191     $ 19,290      $164,891      $194,089     $202,950
   Interest and other charges, before reduction
   for amounts capitalized......................     244,789       212,957       35,472       232,727       211,960      202,752
   Provision for income taxes...................      69,120        78,940       14,029       110,611       123,869      126,701
   Interest element of rentals charged to
   income (a)...................................      79,503        59,078       10,008        68,314        66,680       65,616
                                                    --------      --------     --------      --------      --------     --------

              Earnings as defined...............    $509,965      $446,166     $ 78,799      $576,543      $596,598     $598,019
                                                    ========      ========     ========      ========      ========     ========


FIXED CHARGES AS DEFINED IN REGULATION S-K
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
   Interest expense.............................    $244,789      $212,957     $ 35,472      $232,727      $211,960     $202,752
   Preferred stock dividend requirements........      38,743        45,029            0        24,794        33,524       20,843
   Adjustments to preferred stock dividends to
   state on pre-income tax basis................      22,976        36,568            0        16,632        21,395       13,012
   Interest element of rentals charged to
   income (a)...................................      79,503        59,078       10,008        68,314        66,680       65,616
                                                    --------      --------     --------      --------      --------     --------

              Fixed charges as defined plus
              preferred
              stock dividend requirements
              (pre-income tax basis)............    $386,011      $353,632     $ 45,480      $342,467      $333,559     $302,223
                                                    ========      ========     ========      ========      ========     ========


CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS) (b):                             1.32         1.26          1.73          1.68         1.79          1.98
                                                        ====         ====          ====          ====         ====          ====



                                                       Twelve
                                                       Months
                                                       Ended
                                                     September
             (Dollars in Thousands)                  30, 2001
                                                    -----------

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items............      $214,013
   Interest and other charges, before reduction
   for amounts capitalized......................       193,424
   Provision for income taxes...................       152,394
   Interest element of rentals charged to
   income (a)...................................        61,231
                                                      --------

              Earnings as defined...............      $621,062
                                                      ========


FIXED CHARGES AS DEFINED IN REGULATION S-K
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
   Interest expense.............................      $193,424
   Preferred stock dividend requirements........        22,143
   Adjustments to preferred stock dividends to
   state on pre-income tax basis................        15,767
   Interest element of rentals charged to
   income (a)...................................        61,231
                                                      --------

              Fixed charges as defined plus
              preferred
              stock dividend requirements
              (pre-income tax basis)............      $292,565
                                                      ========


CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS) (b):                               2.12
                                                          ====




-----------------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier for the three years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.